PROSPECTUS SUPPLEMENT NO. 2	Filed Pursuant to Rule 424(b)(3)
To Prospectus dated April 17, 2014	Registration No. 333-191003

PROSPECTUS

25,994,922 Shares of Common Stock

This Prospectus Supplement supplements the Prospectus dated April 17, 2014 (the “Prospectus”), relating to the offer and sale by the selling security holders identified in the Prospectus of up to 25,994,922 shares of common stock of Ireland Inc. (the “Company”).

This Prospectus Supplement is being filed to:

(i)	include the Company’s Form 8-K filed with the Securities and Exchange Commission on May 6, 2014 (the “Form 8-K”); and

(ii)

update the beneficial ownership information for one of the selling security holders identified in the Prospectus and the Security Ownership of Certain Beneficial Owners and Management table included in the Prospectus. The identity of the selling security holders and the number of shares being offered by each selling security holder has not changed.

Form 8-K – Extension of Expiry Date for Certain Warrants

As further described in the 8-K, on May 5, 2014, the Company’s Board of Directors approved a further extension of the expiry dates for warrants issued under the Company’s 2007, 2009, and 2010 private placements and certain additional warrants issued to consultants for services in 2009 and 2010 (the “Extended Warrants”). The expiry date for the Extended Warrants was previously extended from April 30, 2014 to June 30, 2014, and has now been further extended to July 31, 2014. Some of the Warrants held by the Selling Security Holders named in the Prospectus include Extended Warrants. All other terms of the Warrants remain the same.

Selling Security Holders

To our knowledge, the following information sets forth, in respect of each of the Selling Security Holders:

1.	the number of shares beneficially owned by each prior to the Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The Selling Security Holders listed below are not making any representation that any of the shares covered by this Prospectus will be offered for sale by them, and the Selling Security Holders may reject, in whole or in part, any proposed sale of the shares covered by this Prospectus.

The information provided below assumes that the Selling Security Holders do not sell any of our securities other than the securities specifically offered in this Prospectus under the Offering, and assumes that all of the securities offered by the Selling Security Holders in this Prospectus are sold.

Except as specifically disclosed below, none of the Selling Security Holders:

(i)	is, to our knowledge, a broker-dealer or an affiliate of a broker-dealer;
(ii)	has had a material relationship with us other than as a stockholder at any time within the past three years; or
(iii)	has ever been one of our officers or directors.

Name Of Selling Security Holder	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent (2)		Number of Shares	Percent (2)
246 LTD. (3)	130,000	*	50,000	80,000	*
0741673 BC LTD. (4)	10,000	*	10,000	-	*
ABBI HOLDING, INC. (5)	55,000	*	20,000	35,000	*
GILLIAN FRANCES JOAN AGER	150,000	*	50,000	100,000	*
LOGAN ANDERSON	117,000	*	50,000	67,000	*
SIMON AUERBACHER	507,692	*	100,000	407,692	*
ADAM BASS	200,000	*	100,000	100,000	*
WILLIAM BELZBERG REVOCABLE LIVING TRUST (6)	2,061,400	1.19%	550,000	1,511,400	*
MOKHTARI BENAMAR	50,000	*	25,000	25,000	*
ALLISON BIBICOFF	450,000	*	90,000	360,000	*
THE BIBICOFF FAMILY TRUST DATED MAY 16, 2000 (7)	1,220,686	*	680,000	540,686	*
PAIGE BIRNIE (8)	2,250	*	750	1,500	*
ROBERTA BIRNIE (9)	41,250	*	13,750	27,500	*
BLASHEK LIVING TRUST DATED 12/21/94 (10)	432,000	*	75,000	357,000	*
GUDRUN BOYSON	300,000	*	100,000	200,000	*
PAUL BRAGG	250,000	*	50,000	200,000	*
BRAHMA FINANCE (BVI) LIMITED (11)	11,254,327	6.52%	3,482,626	7,771,701	4.51%
JOAN BRANDHAM	17,900	*	5,000	12,900	*
MARK H. BRENNAN IRA (12)	1,627,197	*	70,000	1,557,197	*
JOHN G. BRITTINGHAM REVOCABLE TRUST (13)	1,818,181	1.05%	272,727	1,545,454	*
ELLEN BROUS	100,000	*	100,000	-	*
ROBERT J. BROUS (14)	806,500	*	200,000	606,500	*
RYAN B. BRUNSON (15)	157,454	*	1,818	155,636	*
DAL S. BRYNELSEN	60,586	*	50,000	10,586	*
GEORGE R. BUNN, JR.	274,500	*	17,500	257,000	*
CALVERT FAMILY TRUST U/T/D 10-01- 1993 (16)	305,000	*	50,000	255,000	*
CRAIG CELNIKER	62,500	*	12,500	50,000	*
DEWAYNE E. CHITWOOD	150,000	*	50,000	100,000	*
ROBERT E. COURSON	2,100,000	1.2%	700,000	1,400,000	*
MINDY CROSSFIELD	30,000	*	10,000	20,000	*
CARRIE D. CU	4,000	*	4,000	-	*
CUTLER FAMILY TRUST DTD 5/4/89 (17)	530,000	*	150,000	380,000	*
CAROLYN DALLAMORA	12,500	*	12,500	-	*
KENNETH G. DALLAMORA	365,000	*	50,000	315,000	*

Name Of Selling Security Holder	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent (2)		Number of Shares	Percent (2)
ELEANOR DEAR LIVING TRUST (18)	75,000	*	25,000	50,000	*
DESERTAIRE ENTERPRISES, LP (19)	54,150	*	54,150	-	*
SANJAN DHODY (20)	640,209	*	95,454	544,755	*
SCOTT E. DOUGLASS	200,000	*	100,000	100,000	*
JOSEPH M. DRINON	394,664	*	25,000	369,664	*
MITCHELL DUNITZ	75,000	*	25,000	50,000	*
ROBERT EDWARDS	38,885	*	38,462	423	*
EFKTV HOLDINGS LLC (21)	350,000	*	150,000	200,000	*
BRANDT ENGLAND	525,000	*	25,000	500,000	*
MAURY FAGAN ATF 1997 GEORGE SCHECHTER REV TRUST DATED 8/12/1997 FBO MAURY FAGAN (22)	150,000	*	50,000	100,000	*
ESTATE OF HENRY FAIRLEY, III (23)	48,000	*	33,000	15,000	*
KEN FRIED	2,300,000	1.3%	400,000	1,900,000	1.1%
RITCHIE L. GEISEL AND PAMELA K. GEISEL	170,000	*	50,000	120,000	*
ROBERT GHERGHETTA	50,000	*	50,000	-	*
GLADSTONE HOLDINGS LTD. (24)	10,000	*	10,000	-	*
CHRIS GLYNN	325,700	*	50,000	275,700	*
MICHAEL M. GOLDBERG	5,596,924	3.2%	200,000	5,396,924	3.1%
MICHAEL M. GOLDBERG FAMILY TRUST (25)	200,000	*	100,000	100,000	*
GREIF FAMILY LIMITED
PARTNERSHIP L.P. (26)	6,276,924	3.6%	600,000	5,676,924	3.3%
KENNETH GREIF (27)	10,428,074	6.0%	1,450,000	8,978,074	5.2%
GUNTHER FAMILY TRUST (28)	4,722,677	2.7%	1,750,000	2,972,677	1.7%
MARK HACHEM	300,000	*	100,000	200,000	*
MARK HAGER	150,000	*	50,000	100,000	*
LEO A. GUTHART, TRUSTEE, ANTHONY C. HARPEL TRUST 40 U/A DTD 1/3/1994 (29)	750,000	*	200,000	550,000	*
LEO A. GUTHART, TRUSTEE, JAMES W.HARPEL, JR. TRUST 40 U/A DTD 1/2/1990 (29)	750,000	*	200,000	550,000	*
JAMES W. HARPEL	4,688,000	2.7%	1,900,000	2,788,000	1.6%
JUDY HOWARD HARPEL	400,000	*	200,000	200,000	*
MACQUARIE PRIVATE WEALTH ITF HATCH FAMILY TRUST (30)	150,000	*	50,000	100,000	*
MACQUARIE PRIVATE WEALTH ITF PATRICIA HATCH (31)	350,000	*	250,000	100,000	*
HEBRIDES L.P. (32)	1,973,045	1.2%	473,045	1,500,000	*
RICHARD HERMAN	500,000	*	200,000	300,000	*
DR. DUNCAN W. HIGGINS INC. (33)	50,000	*	50,000	-	*
THE TRUST UNDER THE WILL OF IRENE HORN (34)	3,865,384	2.2%	650,000	3,215,384	1.9%
LARRY HORN (35)	2,238,460	1.3%	300,000	1,938,460	1.1%
DR. ROBERT H. JOHNSON	396,500	*	90,000	306,500	*

Name Of Selling Security Holder	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent (2)		Number of Shares	Percent (2)
KAHALA FINANCIAL CORP. (36)	20,000	*	20,000	-	*
2002 KAPLAN FAMILY TRUST (37)	60,000	*	20,000	40,000	*
BRIAN KARP AND DEBRA KARP, JTWROS	75,000	*	25,000	50,000	*
ERNST HERMANN KELTING	725,000	*	300,000	425,000	*
KEMPTOWN HOLDINGS INC. (38)	20,000	*	10,000	10,000	*
STEVE KLEIN (39)	9,927,814	5.7%	225,000	9,702,814	5.6%
WILLIAM KOHANE (40)	2,092,306	1.2%	200,000	1,892,306	1.1%
BRUCE E. LAZIER (41)	1,179,167	*	279,167	900,000	*
BRUCE E. LAZIER DEFINED BENEFIT PLAN & TRUST (42)	825,000	*	275,000	550,000	*
DANIELLE LAZIER	226,000	*	50,000	176,000	*
CHRISTOPHER LEFAIVRE	10,000	*	10,000	-	*
DAVID LETTIERE	10,000	*	10,000	-	*
EDWARD N. LEVINE, IRA R/O ETRADE
AS CUSTODIAN (43)	95,786	*	50,000	45,786	*
LIECHTENSTEINISCHE LANDESBANK (SWITZERLAND) LTD. (FBO MATTHIAS NAUER) (44)	37,500	*	37,500	-	*
TATE LILLIES	30,000	*	10,000	20,000	*
VERN LILLIES	15,000	*	5,000	10,000	*
THOMAS LING	310,275	*	50,000	260,275	*
LIVINGSTON HEALTHCARE PARTNERS, LP (45)	150,000	*	50,000	100,000	*
LONDON FAMILY TRUST (46)	616,666	*	222,222	394,444	*
DENNIS E. LONG	83,250	*	27,750	55,500	*
GEORGE LONG	46,884	*	46,884	-	*
TERRI MACINNIS	60,000	*	60,000	-	*
SHANNON MACLEOD	22,500	*	7,500	15,000	*
BILLIE W. MAINE	741,000	*	75,000	666,000	*
DALTON C. MAINE	1,650,464	*	225,000	1,425,464	*
MAURY INC. (47)	475,000	*	25,000	450,000	*
DONALD GARY MCKAY	50,000	*	50,000	-	*
KENNON MCLEAN	82,000	*	40,000	42,000	*
MICHELE R. MELET IRA	14,604	*	14,604	-	*
BERNARD MERMELSTEIN	630,768	*	200,000	430,768	*
HELEN BRODSKY MIEHLS AND BRENT CARLTON MIEHLS, JTWROS	128,800	*	25,000	103,800	*
DANIEL MILLER & PAMELA MILLER, JTWROS (48)	41,500	*	16,500	25,000	*
THE CHARLES SCHWAB TRUST COMPANY, CUSTODIAN ASSOCIATED BOND BROKER 401K FBO PAMELA MILLER (49)	20,000	*	20,000	-	*
PATRICK LEE MORGAN (50)	313,650	*	4,550	309,100	*
RODNEY MOSS LIVING TRUST (51)	75,000	*	25,000	50,000	*
MUSGRAVE INVESTMENTS LTD (52)	150,000	*	50,000	100,000	*

Name Of Selling Security Holder	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent (2)		Number of Shares	Percent (2)
MACQUARIE PRIVATE WEALTH ITF WILSON NG (53)	110,000	*	50,000	60,000	*
PETER K. NITZ	576,922	*	50,000	526,922	*
JULIA NOWEK	50,000	*	50,000	-	*
BRIAN O’NEILL	1,000	*	1,000	-	*
ERIN O’NEILL	500	*	500	-	*
O’NEILL FAMILY TRUST (54)	500	*	500	-	*
MARYNA O’NEILL	1,000	*	1,000	-	*
MICHELLE O’NEILL	22,500	*	22,500	-	*
STEPHEN F.X. O’NEILL	24,000	*	24,000	-	*
SEAN O’NEILL	500	*	500	-	*
THOMAS O’NEILL	50,000	*	50,000	-	*
PANCANUSA HOLDINGS CORP. (55)	2,002,500	1.2%	597,500	1,405,000	*
JAMES R. POAGE	950,000	*	200,000	750,000	*
LANI POWERS	75,000	*	25,000	50,000	*
DALLAS PRETTY	40,000	*	40,000	-	*
PHILIP M. PROCTOR	25,000	*	25,000	-	*
RON PUTZI	250,000	*	250,000	-	*
THE REEVES FAMILY TRUST OF 1989 (56)	473,800	*	200,000	273,800	*
RALPH REIS REVOCABLE TRUST (57)	11,976	*	11,976	-	*
ROSALIND M. REIS IRA	6,937	*	6,937	-	*
ALLAN ROCKLER AND CHARLENE ROCKLER	112,500	*	25,000	87,500	*
DENNIS ROSENBERG	297,000	*	50,000	247,000	*
DENNIS ROSENBERG & IRIS ROSENBERG, JTWROS	297,000	*	50,000	247,000	*
DETLEF ROSTOCK	600,000	*	200,000	400,000	*
JAMES L. ROTHENBERG	156,000	*	150,000	6,000	*
BRET SABERHAGEN	550,000	*	250,000	300,000	*
A. PAUL SAVAGE	55,800	*	10,000	45,800	*
BRAD SAVAGE	17,000	*	5,000	12,000	*
WILFRIED SCHNOOR	333,500	*	100,000	233,500	*
LEE J. SEIDLER REVOCABLE TRUST DTD APRIL 10, 1990 (58)	600,000	*	300,000	300,000	*
PAUL D. SELVER AND ELLEN J. ROLLER, JTWROS	85,000	*	25,000	60,000	*
ERIC L. SICHEL	122,000	*	50,000	72,000	*
KATHRYN A. SLAWSON (59)	200,000	*	100,000	100,000	*
STEVEN E. SLAWSON (60)	1,596,422	*	450,000	1,146,422	*
TOD B. SMITH	150,000	*	50,000	100,000	*
DAVID SNOW	597,765	*	100,000	497,765	*
AL SOLOMON	70,000	*	50,000	20,000	*
JERRY & STEPHANIE STERN FAMILY TRUST (61)	280,000	*	50,000	230,000	*
DAVID STRICKLER (62)	496,150	*	4,550	491,600	*

Name Of Selling Security Holder	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent (2)		Number of Shares	Percent (2)
MARVIN TARNOL	150,000	*	50,000	100,000	*
HOWARD THOMSON	16,000	*	5,000	11,000	*
PAULA TOTI	230,000	*	50,000	180,000	*
BART ULANSEY	75,000	*	25,000	50,000	*
LISA VINCENT	18,675	*	5,000	13,675	*
DEBRA VOGEL	200,000	*	100,000	100,000	*
DANIEL WALLEN	750,000	*	250,000	500,000	*
GREG WALLIN	295,000	*	50,000	245,000	*
JEFFREY L. WERDESHEIM (63)	331,700	*	125,000	206,700	*
WES-TEX DRILLING COMPANY, L.P. (64)	150,000	*	50,000	100,000	*
MELVIN L. WILLIAMS	150,000	*	40,000	110,000	*
DAGMAR WINTERSTELLER	400,000	*	100,000	300,000	*
GREGOR WINTERSTELLER	489,500	*	250,000	239,500	*
JACOB WIZMAN	215,000	*	100,000	115,000	*
DON WOHL	1,843,000	1.1%	500,000	1,343,000	*
CHRISTOPHER WORCESTER	50,000	*	50,000	-	*
JAMES R. WRIGHT	1,964,444	1.1%	275,000	1,689,444	*
W. DAN WRIGHT	450,000	*	150,000	300,000	*
JOSEPH & CHERYL ZARACHOFF	30,000	*	15,000	15,000	*
STUART ZERNER	255,000	*	220,000	35,000	*
Total	115,208,044		25,994,922	89,213,122

Notes:
*	Represents less than 1%.
(1)	The number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock options, warrants or other rights. The number of shares beneficially owned after the Offering assumes that each selling security holder (1) sells all of the securities being offered by them in this prospectus; (2) does not dispose of any security of the Company other than the securities being offered in this prospectus; and (3) does not require any additional securities of the Company.
(2)

The percentages of beneficial ownership are based on 173,804,464 shares, consisting of 147,809,542 outstanding as of May 6, 2014 plus an additional 25,994,922 shares, which assumes the exercise of the all of the Warrants held by the Selling Security Holders as a group.

(3)	Jesse Anderson has investment and voting power over these securities.
(4)	Mark Reynolds has investment and voting power over these securities.
(5)	Pamela Miller has investment and voting power over these securities.
(6)	William Belzberg has investment and voting power over these securities.
(7)	Harvey Bibicoff and Jacqueline Bibicoff have investment and voting power over these securities.
(8)	Paige Birnie is the sister of Douglas D.G. Birnie.
(9)	Roberta Birnie is the mother of Douglas D.G. Birnie.
(10)	Robert D. Blashek has investment and voting power over these securities.
(11)	Nicholas Barham has investment and voting power over these securities.
(12)	Mark Brennan has investment and voting power over these securities. Mr. Brennan is a director of the Company.
(13)	John G. Brittingham has investment and voting power over these securities.
(14)

Mr. Brous has indicated that he is an affiliate of a broker-dealer. Mr. Brous has also indicated that he acquired the securities being offered by him in the ordinary course of business and that he did not have any agreements or understandings with any person to distribute those securities.

(15)	Mr. Brunson is an employee of the Company.

(16)

William S. Calvert and Rose Angela Calvert have investment and voting power over these securities. Mr. Calvert has indicated that he is an affiliate of a broker-dealer. Mr. Calvert has also indicated that he acquired the securities being offered by him as a personal investment and that he did not have any agreements or understandings with any person to distribute those securities.

(17)	Burton Cutler and Diana Cutler have investment and voting power over these securities.
(18)	Morton Dear has investment and voting power over these securities.
(19)	Ronald Taylor has investment and voting power over these securities.
(20)

Mr. Dhody has indicated that he is an affiliate of a broker-dealer. Mr. Dhody has also indicated that he acquired the securities being offered by him as a personal acquisition and that he did not have any agreements or understandings with any person to distribute those securities.

(21)	Jerome Snyder has investment and voting power over these securities.
(22)	Maury Fagan has investment power and voting power over these securities.
(23)	Preston D. Morton has investment and voting power over these securities as the executor for the Estate of Henry Fairley, III.
(24)	Chris Wrede and Dan Goluboff have investment and voting power over these securities.
(25)	Judith Goldberg has investment and voting power over these securities.
(26)

Kenneth Greif and Susan Greif have investment and voting power over these securities. Mr. Greif has indicated that he is an affiliate of a broker-dealer. Mr. Greif has also indicated that the securities being offered by the Limited Partnership were acquired as a personal investment and that there were no agreements or understandings with any other person to distribute those securities.

(27)

Securities listed as beneficially owned by Mr. Greif include the securities held by the Greif Family Limited Partnership LP as Mr. Greif has shared investment and voting power over the securities held by the Limited Partnership. The securities listed as beneficially owned by Mr. Greif after the Offering assume the sale of only those securities held by Mr. Greif and not the Limited Partnership. Mr. Greif has indicated that he is an affiliate of a broker-dealer. Mr. Greif has also indicated that he acquired the securities being offered by him as a personal investment and that he did not have any agreements or understandings with any other person to distribute those securities.

(28)	Richard S. Gunther and Lois O. Gunther have investment and voting power over these securities.
(29)	Leo Guthart has investment and voting power over these securities.
(30)	Patricia Hatch has investment and voting power over these securities.
(31)	Patricia Hatch has investment and voting power over these securities.
(32)	Anthony Bune has investment and voting power over these securities.
(33)	Dr. Duncan W. Higgins has investment and voting power over these securities.
(34)

Steve Klein has investment and voting power over these securities. Mr. Klein has indicated that he is an affiliate of a broker-dealer. Mr. Klein has also indicated that the securities being offered by the Trust were purchased by the trust for investment purposes and that there were no agreements or understandings with any other person to distribute those securities. Mr. Klein is also a director of the Company.

(35)

Mr. Horn has indicated that he is an affiliate of a broker-dealer. Mr. Horn has also indicated that the securities being offered by him were acquired as a personal investment and that he did not have any agreements or understandings with any other person to distribute those securities.

(36)	Richard W. Donaldson has investment and voting power over these securities.
(37)	Kalman R. Kaplan and Linda S. Kaplan have investment and voting power over these securities.
(38)	Donald Sutherland and Angela Sutherland have investment and voting power over these securities.
(39)

The shares listed as beneficially owned by Mr. Klein consist of (i) 576,384 shares directly held by Mr. Klein; (ii) 440,384 shares acquirable upon the exercise of warrants directly held by Mr. Klein; (iii) 300,000 shares acquirable upon the exercise of options granted under our 2007 Stock Incentive Plan and exercisable within 60 days; (iv) 1,653,354 shares over which Mr. Klein has investment and voting power as trustee for three trusts that are the direct owners of such shares; (v) 957,692 shares issuable upon the exercise of warrants and over which Mr. Klein has investment and voting power as trustee for a trust that is the direct owner of such warrants; (vi) 500,000 shares issuable upon the exercise of Special Warrants held directly by Mr. Klein and upon the further exercise of warrants issuable upon exercise of the Special Warrants; and (vii) 5,500,000 shares issuable upon the exercise of Special Warrants over which Mr. Klein has investment and voting power as trustee for four trusts that are the direct owners of such Special Warrants and upon the further exercise of warrants issuable upon exercise of the Special Warrants. A description of the Special Warrant terms is provided in the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.” Mr. Klein disclaims any pecuniary interest in the shares held by the trusts for whom he acts as trustee. Mr. Klein also owns options to purchase shares of our common stock under our 2007 Stock Incentive Plan that are not exercisable within the next 60 days. As such, the shares underlying these options have not been included in the number of shares beneficially owned by Mr. Klein. Mr. Klein became an affiliate of a broker-dealer in January 2013, subsequent to his acquisition of the securities being offered by him. Mr. Klein was not previously the affiliate of any broker-dealers. Mr. Klein has certified to us that he acquired the securities being offered by him in the ordinary course of business, and, at the time he acquired those securities, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities being offered by him. The shares listed as being offered by Mr. Klein represent securities directly held by him. Mr. Klein is a director of the Company.

(40)

Mr. Kohane has indicated that he is an affiliate of a broker-dealer. Mr. Kohane has also indicated that he acquired the securities being offered by him as a personal investment and that he did not have any agreements or understandings with any other person to distribute those securities.

(41)

The securities listed as beneficially owned by Mr. Lazier include the securities listed as beneficially owned by the Bruce E. Lazier Defined Benefit Plan and Trust as Mr. Lazier has investment and voting power over the securities held by the Trust. The securities listed as beneficially owned by Mr. Lazier after the Offering assume the sale only of those securities held by Mr. Lazier and not the Trust. Mr. Lazier acquired Warrants for 104,167 shares as compensation for acting as placement agent for a private placement completed by the Company in 2007. The remainder of the securities being offered by Mr. Lazier were acquired for personal investment purposes. Mr. Lazier has indicated that he did not have any agreements or understandings with any other person for the distribution of any of the securities being offered by him.

(42)

Bruce E. Lazier has investment and voting power over these securities. Mr. Lazier is a broker-dealer. Mr. Lazier has indicated that the securities being offered by the Trust were acquired in the ordinary course of its business and that there were no agreements or understandings to distribute the securities being offered by the Trust.

(43)	Edward Levine has investment and voting power over these securities.
(44)	Matthias Nauer has investment and voting power over these securities.
(45)	Eric L. Sichel has investment and voting power over these securities.
(46)	Robert S. London and Heath H. London have investment and voting power over these securities.
(47)	Maury Fagan and Deborah Fagan have investment and voting power over these securities.
(48)

Ms. Miller has indicated that she is an affiliate of a broker-dealer. Ms. Miller has indicated that the securities being offered were acquired as a personal investment and that there were no agreements or understandings to distribute any of these securities.

(49)

Ms. Miller has investment and voting power over these securities. Ms. Miller has indicated that she is an affiliate of a broker-dealer. Ms. Miller has indicated that the securities being offered were acquired as a personal investment and that there were no agreements or understandings to distribute those securities.

(50)	Mr. Morgan is an employee of the Company.
(51)	David Moss has investment and voting power over these securities.
(52)	Peter Grut has investment and voting power over these securities.
(53)	Wilson Ng has investment and voting power over these securities.
(54)	Stephen F.X. O’Neill has investment and voting power over these securities.
(55)	John Boschert has investment and voting power over these securities.
(56)	Samuel T. Reeves has investment and voting power over these securities.
(57)	Ralph I. Reis has investment and voting power over these securities.
(58)	Lee J. Seidler has investment and voting power over these securities.
(59)	Steven E. Slawson has investment power over 100,000 shares registered in the name of this selling securities holder.
(60)

The securities listed as beneficially owned by Mr. Slawson include 100,000 shares held by Kathryn Slawson over which Mr. Slawson has investment power. The securities listed as beneficially owned by Mr. Slawson after the Offering assume the sale of only those shares held by Mr. Slawson and not Kathryn Slawson.

(61)	Jerry Stern and Stephanie Stern have investment and voting power over these securities.
(62)	Mr. Strickler is the Company’s Vice President of Finance and Administration.
(63)

Mr. Werdesheim has indicated that he is a broker-dealer. Mr. Werdesheim indicated that he purchased the securities being offered by him as a personal investment and that he did not have any agreements or understandings to distribute those securities.

(64)	Dewayne Chitwood, David Morris and Robert W. Richards have investment and voting power over these securities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 6, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Douglas D.G. Birnie Chief Executive Officer, President, Secretary and Director	3,907,581(2) (direct and indirect)	2.6%
Common Stock	Robert D. McDougal Chief Financial Officer, Treasurer and Director	2,487,500(3) (direct)	1.7%
Common Stock	David Z. Strickler, Jr. Vice President of Finance and Administration	621,150(4) (direct)	*
Common Stock	Mark H. Brennan Director	1,777,197(5) (direct)	1.2%
Common Stock	Steven A. Klein Director	9,927,814(6) (direct and indirect)	6.4%
Common Stock	All Officers and Directors as a Group (5 persons)	18,471,242	11.5%
5% STOCKHOLDERS
Common Stock	Steven A. Klein 1450 Broadway, 40th Floor New York, NY 10018	9,927,814(6) (direct and indirect)	6.4%
Common Stock	Nanominerals Corp. 3500 Lakeside Court, Suite 206 Reno, NV 89509	41,150,000(7) (direct)	27.7%
Common Stock	Charles A. Ager 3500 Lakeside Court, Suite 206 Reno, NV 89509	43,550,000(7) (direct and indirect)	29.3%
Common Stock	Brahma Finance (BVI) Limited La Roccabella 24 Avenue Princess Grace Monte Carlo, MC 98000 Monaco	11,254,327(8) (direct)	7.7%
Common Stock	Nicholas Barham La Roccabella 24 Avenue Princess Grace Monte Carlo, MC 98000 Monaco	14,554,327(8) (direct and indirect)	9.5%
Common Stock	Kenneth Greif 1450 Broadway, 40th Floor New York, New York 10018	10,428,074(9) (direct and indirect)	6.8%

Notes:
* Represents less than 1%.

1.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding. As of May 6, 2014, there were 147,809,542 shares of our common stock issued and outstanding.

2.

The shares listed as beneficially owned by Mr. Birnie consist of: (i) 890,000 shares directly held by him; (ii) 100,000 shares held indirectly through Dosa Consulting, LLC (“Dosa”), an entity controlled by Mr. Birnie; (iii) 50,000 shares acquirable upon the exercise of warrants held directly by Mr. Birnie; (iii) 50,000 shares acquirable upon the exercise of warrants held by Dosa; (iv) 2,067,581 shares acquirable upon the exercise of options granted under our 2007 Stock Incentive Plan and exercisable within 60 days; and (v) 750,000 shares issuable upon the exercise of Special Warrants held directly by Mr. Birnie and upon the further exercise of warrants issuable upon exercise of the Special Warrants. A description of the Special Warrant terms is provided in the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.” Mr. Birnie also owns a 3.5% interest in Nanominerals Corp. The shares listed as beneficially owned by Mr. Birnie do not include any part of the shares of our common stock owned by Nanominerals as Mr. Birnie does not have any voting or investment power over the shares owned by Nanominerals. Mr. Birnie also directly owns additional options to acquire shares of our common stock that are not currently exercisable and will not become exercisable within the next 60 days. As such, the shares underlying these options have not been included in the number of shares beneficially owned by Mr. Birnie.

3.

The shares listed as beneficially owned by Mr. McDougal consist of: (i) 1,200,000 shares directly held by Mr. McDougal; (ii) 1,037,500 shares acquirable upon the exercise of options granted under our 2007 Stock Incentive Plan and exercisable within 60 days; and (iii) 250,000 shares issuable upon the exercise of Special Warrants held directly by Mr. McDougal and upon the further exercise of warrants issuable upon exercise of the Special Warrants. A description of the Special Warrant terms is provided in the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.” Mr. McDougal also owns additional options to acquire shares of our common stock that are not currently exercisable and will not become exercisable within the next 60 days. As such, the shares underlying these options have not been included in the number of shares beneficially owned by Mr. McDougal.

4.

The shares listed as beneficially owned by Mr. Strickler consist (i) 16,600 shares directly held by Mr. Strickler; (ii) 4,550 shares acquirable upon the exercise of warrants directly held by Mr. Strickler; and (iii) 600,000 shares acquirable upon the exercise of options granted under our 2007 Stock Incentive Plan and exercisable within 60 days. Mr. Strickler also owns additional options that are not currently exercisable and will not become exercisable within the next 60 days. As such, the shares underlying these options have not been included in the number of shares beneficially owned by Mr. Strickler.

5.

The shares listed as beneficially owned by Mr. Brennan consists of: (i) 165,000 shares directly held by Mr. Brennan; (ii) 70,000 shares acquirable upon the exercise of warrants directly held by Mr. Brennan; (iii) 1,292,197 shares acquirable upon the exercise of options granted under our 2007 Stock Incentive Plan and exercisable within 60 days; and (iv) 250,000 shares issuable upon the exercise of Special Warrants held directly by Mr. Brennan and upon the further exercise of warrants issuable upon exercise of the Special Warrants. A description of the Special Warrant terms is provided in the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.” Mr. Brennan also owns additional options that are not currently exercisable and will not become exercisable within the next 60 days. As such, the shares underlying these options have not been included in the number of shares beneficially owned by Mr. Brennan.

6.

The shares listed as beneficially owned by Mr. Klein consist of (i) 576,384 shares directly held by Mr. Klein; (ii) 440,384 shares acquirable upon the exercise of warrants directly held by Mr. Klein; (iii) 300,000 shares acquirable upon the exercise of options granted under our 2007 Stock Incentive Plan and exercisable within 60 days; (iv) 1,653,354 shares over which Mr. Klein has investment and voting power as trustee for three trusts that are the direct owners of such shares; (v) 957,692 shares issuable upon the exercise of warrants and over which Mr. Klein has investment and voting power as trustee for a trust that is the direct owner of such warrants; (vi) 500,000 shares issuable upon the exercise of Special Warrants held directly by Mr. Klein and upon the further exercise of warrants issuable upon exercise of the Special Warrants; and (vii) 5,500,000 shares issuable upon the exercise of Special Warrants over which Mr. Klein has investment and voting power as trustee for four trusts that are the direct owners of such Special Warrants and upon the further exercise of warrants issuable upon exercise of the Special Warrants. A description of the Special Warrant terms is provided in the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.” Mr. Klein disclaims any pecuniary interest in the shares held by the trusts for whom he acts as trustee. Mr. Klein also owns options to purchase shares of our common stock under our 2007 Stock Incentive Plan that are not exercisable within the next 60 days. As such, the shares underlying these options have not been included in the number of shares beneficially owned by Mr. Klein.

7.

The shares listed as beneficially owned by Nanominerals and Mr. Ager includes 1,000,000 shares issuable upon the exercise of Special Warrants held directly by Nanominerals and upon the further exercise of warrants issuable upon exercise of the Special Warrants. A description of the Special Warrant terms is provided in the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.” Nanominerals has also entered into a subscription agreement with us whereby we have agreed to sell to Nanominerals the NMC Units for an aggregate purchase price of $300,000 on or before August 15, 2014. Shares issuable upon sale of the NMC Units has not been included for purposes of this table as the number of NMC Units issuable on closing is not determinable as of the date of filing of this Registration Statement on Form S-1/A. A description of the NMC Subscription Agreement is provided under Item 1 of our Annual Report on Form 10-K filed with the SEC on March 31, 2014. The sole officer and director of Nanominerals is Dr. Charles A. Ager. In addition, pursuant to a shareholders agreement, Dr. Ager has control over a majority of the shareholder voting power of Nanominerals. As such, Dr. Ager has voting and dispositive power over the 40,150,000 shares of our common stock listed as beneficially owned by Nanominerals and we have listed those shares as being indirectly beneficially owned by him. Individually, Dr. Ager owns 2,100,000 shares of our common stock. Also included in the number of shares listed as being indirectly beneficially owned by Dr. Ager are 300,000 shares of our common stock owned by Dr. Ager’s wife. The shares owned by Dr. Ager and Mrs. Ager have not been included in the shares beneficially owned by Nanominerals. Mr. Birnie also owns a 3.5% interest in Nanominerals Corp. The shares listed as beneficially owned by Mr. Birnie have not been included in the shares beneficially owned by Nanominerals.

8.

Nicholas Barham has indicated to us that he has investment and voting power over the securities held by Brahma Finance. The securities listed as beneficially owned by Brahma include warrants to purchase 3,482,626 shares of our common stock. The securities listed as beneficially owned by Mr. Barham include the shares listed as beneficially owned by Brahma, plus warrants to purchase an additional 3,300,000 shares of our common stock. The number of shares listed as beneficially owned by Mr. Barham and Brahma is based upon information provided to us as of June 27, 2013.

9.

The shares listed as beneficially owned by Mr. Greif consists of: (i) 2,701,150 shares reported by Mr. Greif as being directly held by him; (ii) 1,450,000 shares acquirable upon the exercise of warrants directly held by Mr. Greif; (iii) 2,138,462 shares over which Mr. Greif shares voting and investment power as a general partner of The Greif Family Limited Partnership L.P.; (iv) 2,138,462 shares acquirable upon the exercise of warrants and over which Mr. Greif shares voting and investment power as a general partner of the Greif Family Limited Partnership L.P.; and (v) 2,000,000 shares issuable upon the exercise of Special Warrants and over which Mr. Greif shares voting and investment power as a general partner of The Greif Family Limited Partnership L.P. and upon the further exercise of warrants issuable upon exercise of the Special Warrants. A description of the Special Warrant terms is provided in the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.”

The information contained in this Prospectus Supplement is dated as of the date set forth below. This Prospectus Supplement should be read in conjunction with the Prospectus dated April 17, 2014. This Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement updates and supersedes the information contained in the Prospectus dated April 17, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus Supplement No. 2 is Dated May 6, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2014
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS.

Further Extension of 2007, 2009 and 2010 Private Placement Warrants and Consultant Warrants

On April 28, 2014, the Board of Directors of Ireland Inc. (the “Company”) approved an extension of the expiry date for warrants issued under the Company’s 2007, 2009 and 2010 private placements, and certain additional warrants issued to consultants for services in 2009 and 2010 (collectively, the “April Expiring Warrants”) from April 30, 2014 to June 30, 2014. On the same date, the Company’s Board also approved an extension of the expiry date for warrants issued under the Company’s 2011 private placements and certain additional warrants issued to consultants for services in 2011 (collectively the “June Expiring Warrants”) from June 30, 2014 to September 30, 2014.

On May 5, 2014, the Company’s Board of Directors approved a further extension of the April Expiring Warrants from the previously extended expiry date of June 30, 2014 to July 31, 2014. The Company’s Board did not further extend the expiry date of the June Expiring Warrants, for which the extended expiry date remains September 30, 2014.

The expiry dates for the April Expiring Warrants and June Expiring Warrants are summarized as follows:

	Maximum No.	Exercis	Expiry Date
	of Shares	e Price	Prior to
	Issuable on	per	4/28/2014	Extended
Expiring Warrants	Exercise	Share	Extension	Expiry Date
2007 Private Placement Warrants	10,160,650	$ 0.75	April 30, 2014	July 31, 2014

2009 Private Placement Warrants	6,894,677	$ 0.75	April 30, 2014	July 31, 2014

2010 Private Placement Warrants	5,517,500	$ 0.75	April 30, 2014	July 31, 2014

2009 Consultant Warrants	200,000	$ 0.55	April 30, 2014	July 31, 2014

2010 Consultant Warrants	3,800,000	$ 0.75	April 30, 2014	July 31, 2014

2011 Private Placement Warrants	2,509,099	$ 0.80	June 30, 2014	September 30, 2014

2011 Consultant Warrants	500,000	$ 0.75	June 30, 2014	September 30, 2014

Directors and officers of the Company beneficially own extended Warrants as follows:

(a)

Douglas D.G. Birnie, Chief Executive Officer, President and Director, beneficially owns 2007 Private Placement Warrants exercisable for a maximum of 50,000 shares of common stock and 2009 Private Placement Warrants exercisable for a maximum of 50,000 shares of common stock.

(b)	Mark H. Brennan, Director, directly owns 2009 Private Placement Warrants exercisable for a maximum of 70,000 shares of common stock.

(c)

Steven A. Klein, Director, directly owns 2009 Private Placement Warrants exercisable for a maximum of 75,000 shares of common stock and 2010 Private Placement Warrants exercisable for a maximum of 50,000 shares of common stock. In addition, as trustee for a trust, Mr. Klein exercises voting and investment power over 2009 Private Placement Warrants exercisable for a maximum of 300,000 shares of common stock, 2010 Private Placement Warrants exercisable for a maximum of 100,000 shares of common stock and 2011 Private Placement Warrants exercisable for a maximum of 50,000 shares of common stock. Mr. Klein disclaims any pecuniary interest in the warrants over which he exercises voting and investment power as trustee for the trust.

2

(d)	David Z. Strickler, Jr., VP Finance and Administration, directly owns 2011 Private Placement Warrants exercisable for a maximum of 4,550 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: May 5, 2014
	By:	/s/ Douglas D.G. Birnie

Name: Douglas D.G. Birnie
Title: Chief Executive Officer

3